EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment to Registration Statement No.  333-269140 on Form S-6 of our report dated January 24, 2023, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 63, comprising Global Best Business Models, Series 4 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

January 24, 2023